UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 17, 2008

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

TIGERLOGIC CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 18, 2008, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved a cash bonus of $250,000 for Carlton H. Baab, President and Chief Executive Officer, for fiscal year 2008 on the basis of performance of TigerLogic Corporation (the “Company”) and the Compensation Committee’s and Board of Directors’ subjective evaluation of individual performance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective as of April 17, 2008, the Company amended Article I of its certificate of incorporation solely to change its corporate name from “Raining Data Corporation” to “TigerLogic Corporation”.  The name change and amendment were completed pursuant to Section 253 of the General Corporation Law of the State of Delaware through a merger of the Company’s wholly-owned subsidiary with and into the Company.  On April 18, 2008, the Company issued a press release announcing the change of its corporate name, the text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on April 17, 2008
3.2	Composite Certificate of Incorporation
4.1	Specimen Common Stock Certificate
99.1	Press Release dated April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: April 21, 2008	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on April 17, 2008
3.2	Composite Certificate of Incorporation
4.1	Specimen Common Stock Certificate
99.1	Press Release dated April 18, 2008